PROMISSORY NOTE


                                                                McLean, Virginia
$1,500,000                                                      August ___, 2003


                  FOR VALUE RECEIVED, iDial Networks, Inc., a Nevada corporation (the "Maker"), promises to pay to the order of THE TITAN CORPORATION, a Delaware corporation (the "Holder"), at 3033 Science Park Road, San Diego, California 92121, or at such other place as the Holder of this Note may from time to time designate, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Note Amount"). The Note Amount shall be due and payable as follows: (i) Five Hundred Thousand Dollars ($500,000) of the Note Amount shall be due and payable on October 14, 2003 and (ii) One Million Dollars of the Note Amount shall be due and payable on December 17, 2003. No interest shall accrue on the Note Amount hereunder.

                  1. All payments hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by the Holder.

                  2. The Note Amount may be prepaid in whole (or in part) at any time without premium or penalty.

                  3. The occurrence of any one of the following shall constitute an event of default ("Events of Default") hereunder:

                  (a) Failure of Maker to pay, when due, the principal or any other sum payable hereunder (whether upon any payment date, upon acceleration or otherwise) and such failure continues for a period of three (3) business days;

                  (b) The failure of Maker generally to pay its debts as such debts become due, the admission by Maker in writing of its inability to pay its debts as such debts become due, or the making by Maker of any general assignment for the benefit of creditors; or

                  (c) If pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors, Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; or (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official.

                  Upon the occurrence of such Event of Default, the entire unpaid Note Amount hereof shall be accelerated, and shall be immediately due and payable, at the option of Holder, without demand or notice, and in addition thereto, and not in substitution therefor, Holder shall be entitled to exercise any one or more rights and remedies provided by applicable law. Failure to exercise said option to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default.

                  4. The Maker hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of the Maker. The pleading of any statute of limitations as a defense to any demand against the Maker is expressly waived.

                  5. No single or partial exercise by the Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

                  6. If any part of any provision of this Note shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Note.

                  7. Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns; provided, however, that the Maker shall not assign this Note without the prior written consent of the Holder.

                  8. This Note shall be governed by and construed under and in accordance with the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).

                  9. The parties hereby acknowledge that this Note was executed in McLean, Virginia.



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                  IN WITNESS WHEREOF, the undersigned has duly executed this
PROMISSORY NOTE, or has caused this PROMISSORY NOTE to be duly executed on its behalf, as of the day and year first hereinabove set forth.

                                                 IDIAL NETWORKS, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                             -----------------------------------